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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  August 24, 1999



                             BLUE WAVE SYSTEMS INC.
             (Exact name of registrant as specified in its charter)



        Delaware                    000-26858              41-1425902
(State of Incorporation)      (Commission File Number)    (IRS employer
                                                          identification no.)


                                 2410 Luna Road
                            Carrollton, Texas 75006
                    (Address of principal executive offices)


Registrant's telephone number, including area code    972-277-4600


                                                         Exhibit index on page 5
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Item 5.  Other Events.

     On August 24, 1999, the registrant, Blue Wave Systems Inc., a Delaware corporation (the "Company"), completed the private placement of 1,200,000 shares (the "Shares") of common stock, $.01 par value, of the Company (the "Common Stock"), and warrants (the "Warrants") to acquire an additional 1,000,000 shares (the "Warrant Shares") of Common Stock. The private placement was intended to provide the Company with additional funding flexibility in the short term, and the proceeds from the private placement will be used by the Company for working capital purposes.

     The Shares and the Warrants were issued under a Securities Purchase Agreement dated August 20, 1999 (the "Purchase Agreement"), among the Company and the purchasers listed on the signature pages to the Purchase Agreement (collectively, the "Purchasers"). The Shares were sold for an aggregate purchase price of $3,000,000. The Purchase Agreement grants the Purchasers a right of first refusal with respect to certain private offerings of the Registrant's capital stock effected during the time period ending August 20, 2001. The Purchase Agreement also contains an anti-dilution provision that may require the Registrant to issue additional shares of Common Stock to the Purchasers if the Registrant issues shares of Common Stock, or securities convertible into shares of Common Stock, at a price per share of less than $2.50 in a public or private capital raising transaction effected on or before August 20, 2000.

     Certain of the Warrants are exercisable for an aggregate 500,000 shares of Common Stock at an exercise price of $3.50 per share (the "Term A Warrants"), and the remainder are exercisable for an aggregate 500,000 shares of Common Stock at an exercise price of $4.50 per share (the "Term B Warrants"). The Warrants may be exercised at any time on or before August 20, 2004. The Warrants contain anti-dilution provisions that are triggered, subject to certain exceptions, if the Registrant issues (i) shares of Common Stock at a price per share less than the greater of the applicable exercise price for the Warrants or the then current market price of the Common Stock or (ii) rights or options to purchase shares of Common Stock for a price per share less than the greater of the applicable exercise price for the Warrants or the then current market price of the Common Stock. The Term A Warrants are redeemable at a price of $0.01 per share issuable thereunder upon thirty days notice from the Company, provided the market price of the Common Stock is greater than $5.50 per share for at least 10 trading days and the Company has complied with certain registration and listing requirements. The Term B Warrants are redeemable at a price of $0.01 per share issuable thereunder subject to the same conditions, except that the market price must be greater than $6.50 per share of Common Stock for such 10 day period.

     In connection with the issuance of the Shares and the Warrants, the Company agreed to file a registration statement to register subsequent offers and sales of such securities by the Purchasers within thirty days following the closing of the private placement on August 24, 1999 (the "Initial Period"), and to use its best commercial efforts to cause such registration statement to become effective under the Securities Act of 1933, as amended (the "Act"), within 120 days of the closing of the private placement. In the event the Company does not file the registration

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statement within the Initial Period, the Company is required to issue to the
Purchasers an aggregate number of shares of Common Stock equal to 1% of the total number of Shares and Warrant Shares. If the registration statement has not been filed within thirty days following the Initial Period, the Company is required to issue an additional number of shares equal to 3% of the total number of Shares and Warrant Shares. If the registration statement is not declared effective under the Act within 120 days following the closing of the private placement, the Company is required to issue to the Purchasers an additional number of shares equal to 3% of the total number of Shares and Warrant Shares. The Company will use its best commercial efforts to keep the registration statement effective until the earlier of (i) the date on which all registrable securities thereunder have been sold or (ii) the date on which all registrable securities thereunder may be sold immediately to the public, without volume limitations, pursuant to Rule 144(k) under the Act.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

2.1 Securities Purchase Agreement, dated as of August 20, 1999, between Registrant and each of the purchasers set forth on the signature pages thereto, together with all Exhibits and Schedules.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BLUE WAVE SYSTEMS INC.



Date: September 7, 1999             By:  /s/ Charles D. Brockenbush
                                       ----------------------------------------
                                    Charles D. Brockenbush
                                    Vice President, Finance and Chief Financial
                                    Officer

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                                 Exhibit Index
                                 -------------


2.1 Securities Purchase Agreement, dated as of August 20, 1999, between Registrant and each of the purchasers set forth on the signature pages thereto, together with all Exhibits and Schedules.